CONSENT TO BEING NAMED AS TRUSTEE

     The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Mandatorily Exchangeable Securities Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

     Dated: March 7, 2005.

By: /s/ William R. Latham, III William R. Latham, III

CONSENT TO BEING NAMED AS TRUSTEE

     The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Mandatorily Exchangeable Securities Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.

     Dated: March 7, 2005.

By: /s/ James B. O’Neill James B. O’Neill

CONSENT TO BEING NAMED AS TRUSTEE

     The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Mandatorily Exchangeable Securities Trust (the "Trust") and any amendments thereto, as an institution about to become a trustee of the Trust.

     Dated: March 7, 2005.

Wilmington Trust Company By: /s/ Heather L. Williamson Name: Heather L. Williamson Title: Financial Services Officer